Exhibit 99.1

Functional Brands Inc. Receives Nasdaq Staff Delisting Determination;

LAKE OSWEGO, OR — June 15, 2026 — Functional Brands Inc. (Nasdaq: MEHA) (the “Company”), a leading innovator in wellness and performance products, announced today that on June 9, 2026, it received a written notification (the “Staff Determination”) from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that Nasdaq has determined to delist the Company’s common stock from The Nasdaq Capital Market.

As previously disclosed, on December 30, 2025, the Company received notice from Nasdaq that the closing bid price of its common stock had been below $1.00 per share for 30 consecutive business days, and was therefore not in compliance with Nasdaq Listing Rule 5550(a)(2), which requires a minimum bid price of $1.00 per share for continued listing on The Nasdaq Capital Market (the “Bid Price Requirement”). The Company was afforded 180 calendar days, or until June 29, 2026, to regain compliance with the Bid Price Requirement.

The Staff Determination was issued pursuant to Nasdaq Listing Rule 5810(c)(3)(A)(iii) (the “Low Priced Stocks Rule”). Under the Low Priced Stocks Rule, if during any compliance period a company’s security has a closing bid price of $0.10 or less for ten consecutive trading days, the Listing Qualifications Department is required to issue a Staff Delisting Determination. As of June 8, 2026, the Company’s common stock had a closing bid price of $0.10 or less for ten consecutive trading days.

As a result of the Staff Determination, trading of the Company’s common stock will be suspended at the opening of business on June 16, 2026, and a Form 25-NSE will be filed with the Securities and Exchange Commission (the “SEC”) to remove the Company’s securities from listing and registration on The Nasdaq Stock Market.

The Company may request a hearing before the Nasdaq Hearings Panel (the “Panel”) to appeal the Staff Determination, pursuant to the procedures set forth in the Nasdaq Listing Rule 5800 Series. A hearing request must be submitted, along with a non-refundable fee of $20,000, no later than 4:00 p.m. Eastern Time on June 16, 2026. Pursuant to Nasdaq Listing Rule 5815(a)(1)(B)(ii)(e), a timely request for a hearing will not stay the trading suspension of the Company’s common stock.

There can be no assurance that the Company would be successful in any appeal or that it will be able to regain compliance with Nasdaq’s listing requirements within the timeframe that may be provided by the Panel, or at all.

About Functional Brands Inc.

Functional Brands Inc. (NASDAQ: MEHA) is a leading innovator in wellness and performance products dedicated to Making Everyone Healthy Again™. The Company’s portfolio includes Kirkman®, one of the most trusted names in nutritional supplements for over 75 years with products available in more than 35 countries; P2i™ by Kirkman® Prenatal Multivitamin & Multimineral, the first prenatal supplement to align with FIGO standards and comply with California SB 646; and Tru2u.health, a consumer-facing telehealth and wellness platform. Functional Brands operates an FDA-registered, cGMP-compliant manufacturing facility in Oregon.

For more information, visit www.functionalbrandsinc.com and www.kirkmangroup.com, and www.Tru2u.health. Information on the Company’s website does not constitute a part of and is not incorporated by reference into this press release.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, but are not limited to, statements regarding the Company’s intention to appeal the Staff Determination, the potential outcome of any such appeal, and the Company’s ability to regain compliance with Nasdaq’s listing requirements. These statements are based on management’s current expectations, estimates, and projections about the Company’s business and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements.

Such risks and uncertainties include, but are not limited to: the outcome of the Company’s appeal before the Panel; the Company’s ability to demonstrate a plan to regain compliance with Nasdaq’s listing requirements; and general market and economic conditions. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law. Readers are cautioned not to place undue reliance on forward-looking statements.

Investor Relations Contact:

FunctionalBrands@icrinc.com